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                                                                    EXHIBIT 99.2


                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                    (SUBSECTIONS (a) AND (b) OF SECTION 1350,
                  CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections
(a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the "Act"), I, Gary L. Whitlock, Executive Vice President and Chief Financial Officer of CenterPoint Energy, Inc. (the "Company"), hereby certify, to the best of my knowledge:

(1) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 12, 2003                           /s/ GARY L. WHITLOCK
                                               ---------------------------------
                                               Gary L. Whitlock
                                               Executive Vice President and
                                               Chief Financial Officer


         A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

         The foregoing certification is being furnished solely pursuant to
Section 906 of the Act and is not being filed as part of the Report or as a separate disclosure document.